As filed with the Securities and Exchange Commission on January 22, 2004

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                             SOLITRON DEVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                  -------------

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-1684144
                      (I.R.S. Employer Identification No.)

         3301 Electronics Way
       West Palm Beach, Florida                                       33407
(Address of Principal Executive Offices)                           (Zip Code)

                  SOLITRON DEVICES, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  -------------

                                  Shevach Saraf
                  Chairman, President, Chief Executive Officer,
                      Treasurer and Chief Financial Officer
                              3301 Electronics Way
                         West Palm Beach, Florida 33407
                     (Name and Address of Agent For Service)

                                 (561) 848-4311
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Teddy Klinghoffer, Esq.
                               Akerman Senterfitt
                     One Southeast Third Avenue, 28th Floor
                              Miami, Florida 33131
                                 (305) 374-5600
                              (305) 374-5095 (Fax)

                                  -------------

                         Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum   Proposed Maximum
Title of Each Class of           Amount To Be     Offering Price     Aggregate Offering   Amount Of Registration
Securities To Be Registered      Registered (1)   Per Share (2)      Price                Fee (2)
-------------------------------- ---------------- ------------------ -------------------- ------------------------
Common Stock, $0.01 par value    700,000 shares   $1.15              $805,000             $65.12
------------------------------------------------------------------------------------------------------------------

-----------
(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Solitron Devices, Inc.'s outstanding shares of common stock.
(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average high and low prices reported on the over-the-counter bulletin board on January 21, 2004.
================================================================================

                                     Part I
              Information Required in the Section 10(a) Prospectus

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in our 2000 Stock Option Plan (the "2000 Plan") as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II
               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Commission by us are incorporated by reference herein:


Commission Filing (File No. 001-04978)      Period Covered or Date of Filing
--------------------------------------      --------------------------------
Annual Report on Form 10-KSB.............   Fiscal Year ended February 28, 2003

Quarterly Reports on Form 10-QSB.........   Quarters ended May 31, 2003, August
                                            31, 2003 and November 30, 2003

Current Reports on Form 8-K..............   None

Description of our common stock
contained in Registration Statement
on Form 8-A and any amendment or
report filed for the purpose of
updating such description................   June 20, 1991, as amended on June
                                            20, 2001
All subsequent documents filed by
us under Sections 13(a), 13(c), 14
or 15(d) of the Exchange Act of 1934.....   After the date of this prospectus

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Company to indemnify any person who is or was a director, officer, employee and agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise (each an "Insider") against liability for each such Insider's acts taken in his or her capacity as an Insider in a civil action, suit or proceeding if such actions were taken in good faith and in a manner which the Insider reasonably believed to be in or not opposed to the best interests of the Company, and in a criminal action, suit or proceeding, if the Insider had no reasonable cause to believe his or her conduct was unlawful, including under certain circumstances, suits by or in the right of the Company for any expenses, including attorneys' fees, judgments, fines and amounts paid in settlements and for any liabilities which the Insider may have incurred in consequence of such action, suit or proceeding under conditions stated in said Section 145. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by applicable law.

     As permitted by Section 102(b)(7) of the DGCL, Article 14 of the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability resulting from acts or omissions (i) constituting a breach of the director's duty of loyalty to the Company or its stockholders, (ii) not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) giving rise to liability under
Section 174 of the DGCL, as amended, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws permit the Company to secure insurance on behalf of any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise for any expense, judgment, fine or amounts paid in settlement of or incurred by any such person in connection with such indemnification obligations to the fullest extent permitted by applicable law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit No.    Exhibits
-----------    --------

    5.1 Opinion of Akerman Senterfitt regarding the legality of the common stock being registered.

   10.7        Solitron Devices, Inc. 2000 Stock Option Plan.

   23.1 Consent of independent certified public accountants, Berkovits, Lago & Company LLP.

   23.2        Consent of Akerman Senterfitt (included in Exhibit 5.1).

   24.1 Power of Attorney of certain directors and officers of Solitron Devices (set forth on the signature page of this Registration Statement).

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

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection

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

with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
























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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 22nd day of January, 2004.


                                   SOLITRON DEVICES, INC.


                                   By: /s/ Shevach Saraf
                                       ------------------------------------
                                       Shevach Saraf
                                       Chairman, President, Chief Executive
                                       Officer, Treasurer and Chief Financial
                                       Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shevach Saraf his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                                  ------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                        Date
         ---------                       -----                        ----

/s/ Shevach Saraf              Chairman, President, Chief       January 22, 2004
---------------------------    Executive Officer, Treasurer
Shevach Saraf                  and Chief Financial Officer

/s/ Jacob Davis                Director                         January 22, 2004
---------------------------
Jacob Davis

/s/ Joseph Schlig              Director                         January 22, 2004
---------------------------
Joseph Schlig









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

                                  EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

  5.1 Opinion of Akerman Senterfitt regarding the legality of the common stock being registered.

 10.7      Solitron Devices, Inc. 2000 Stock Option Plan.

 23.1 Consent of independent certified public accountants, Berkovits, Lago & Company LLP.















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